SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 24, 1998


                             ITHACA INDUSTRIES, INC.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


    Delaware                       000-22385                    56-1385842
--------------------------------------------------------------------------------
 (State or other                  (Commission                  (IRS Employer
  jurisdiction of                 File Number)               Identification No.)
  incorporation)


Highway 268 West, P.O. Box 620, Wilkesboro, North Carolina              28697
--------------------------------------------------------------------------------
         (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code  (336) 667-5231

         This Form 8-K/A amends Ithaca Industries, Inc.'s ("Registrant" or the "Company") Current Report on Form 8-K filed on April 3, 1998 with respect to Registrant's acquisition of Glendale Hosiery Company ("Glendale"), to provide the financial statements and pro forma financial information required by Item 7 of Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

         Pages F-1 through F-22 contain Audited Financial Statements of Glendale Hosiery Company as of and for the years ended December 27, 1997, December 28, 1996 and December 30, 1995.

(B)      PRO FORMA FINANCIAL INFORMATION

         Pages F-23 though F-25 contain Unaudited Pro Forma Condensed Consolidated Financial Information of Ithaca Industries, Inc. and its subsidiaries.

(C)      EXHIBITS

         Exhibit Number                   Description
         --------------                   -----------

              2 Asset Purchase Agreement between Ithaca Industries, Inc. and Glendale Hosiery Company dated March 13, 1998 (incorporated by reference to Exhibit 2 of Registrant's Report on Form 8-K filed April 3, 1998).

              23           Consent of KPMG Peat Marwick LLP.

              99.1 Press Release of Ithaca Industries, Inc. dated March 16, 1998 (incorporated by reference to
                           Exhibit 99.1 of Registrant's Report on Form 8-K filed April 3, 1998).

              99.2 Press Release of Ithaca Industries, Inc. dated March 25, 1998 (incorporated by reference to
                           Exhibit 99.2 of Registrant's Report on Form 8-K filed April 3, 1998).

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ITHACA INDUSTRIES, INC.



Date: June 2, 1998                        By: /s/ Richard P. Thrush
                                          -------------------------
                                          Richard P. Thrush

                                          Senior Vice President - Finance
                                          and Administration, Chief Accounting
                                          and Principal Financial Officer

                                  EXHIBIT INDEX
                                  -------------

         Exhibit Number                   Description
         --------------                   -----------

              2 Asset Purchase Agreement between Ithaca Industries, Inc. and Glendale Hosiery Company dated March 13, 1998 (incorporated by reference to Exhibit 2 of Registrant's Report on Form 8-K filed April 3, 1998).

              23           Consent of KPMG Peat Marwick LLP.

              99.1 Press Release of Ithaca Industries, Inc. dated March 16, 1998 (incorporated by reference to
                           Exhibit 99.1 of Registrant's Report on Form 8-K filed April 3, 1998).

              99.2 Press Release of Ithaca Industries, Inc. dated March 25, 1998 (incorporated by reference to
                           Exhibit 99.2 of Registrant's Report on Form 8-K filed April 3, 1998).

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Glendale Hosiery Company:


We have audited the accompanying balance sheet of Glendale Hosiery Company as of December 27, 1997, and the related statements of earnings, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Glendale Hosiery Company as of December 27, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


/s/ KPMG Peat Marwick LLP

Atlanta, Georgia
March 24, 1998

                            GLENDALE HOSIERY COMPANY
                                  Balance Sheet
                                December 27, 1997

                                 Assets (Note 4)


Current assets:
    Cash                                                            $     20,974
    Trade accounts receivable, less allowances of $167,000 in
        1997                                                           5,358,433
    Inventories (note 2)                                               8,050,676
    Prepaid expenses and other current assets                              5,174
                                                                    ------------
        Total current assets                                          13,435,257

Property, plant, and equipment, net (note 3)                           3,457,143
                                                                    ------------
                                                                    $ 16,892,400
                      Liabilities and Shareholders' Equity

Current liabilities:
    Bank overdrafts                                                 $  1,045,189
    Revolving line of credit (note 4)                                  7,864,228
    Current portion of long-term debt (note 4)                           417,633
    Accounts payable                                                   1,834,629
    Accrued expenses                                                     650,908
                                                                    ------------
        Total current liabilities                                     11,812,587

Shareholders' equity (note 5):
    Preferred stock, $1 par value; authorized 100,000 shares,
        none issued                                                            -
    Common stock:
        Class A, $1 par value, voting - authorized, 100,000
           shares; issued and outstanding, 33,750 shares                  33,750
        Class B, $1 par value, nonvoting - authorized, 100,000
           shares; issued and outstanding, 43,750 shares                  43,750
    Additional paid-in capital                                           647,500
    Retained earnings                                                  4,354,813
                                                                    ------------
           Total shareholders' equity                                  5,079,813

Commitments (notes 7 and 10)                                        ____________
                                                                    $ 16,892,400
                                                                    ============
See accompanying notes to financial statements.

                            GLENDALE HOSIERY COMPANY
                              Statement of Earnings
                          Year ended December 27, 1997



Net sales (note 8)                                                 $ 46,966,584
Cost of goods sold                                                   39,677,127
        Gross profit                                                  7,289,457

Selling, general, and administrative expenses (note 8)                4,963,742
                                                                   ------------
        Operating income                                              2,325,715

Interest expense                                                       (833,699)
Other income                                                            226,369

        Net earnings                                               $  1,718,385
                                                                   ============

See accompanying notes to financial statements.

                            GLENDALE HOSIERY COMPANY
                        Statement of Shareholders' Equity
                          Year ended December 27, 1997

                                           Class A                     Class B
                                         common stock                common stock           Additional
                                                                                              paid-in     Retained
                                    Shares           Amount     Shares           Amount       capital     earnings       Total
                                    ------           ------     ------           ------       -------     --------       -----
Balances at December 28, 1996       33,750        $  33,750     43,750        $  43,750       647,500     3,458,813    4,183,813
Shareholder distributions                -                -          -                -             -      (822,385)    (822,385)
Net earnings                             -                -          -                -             -     1,718,385    1,718,385
                                    ------        ---------     ------        ---------       -------     ---------    ---------

Balances at December 27, 1997       33,750        $  33,750     43,750        $  43,750       647,500     4,354,813    5,079,813
                                    ======        =========     ======        =========       =======     =========    =========

See accompanying notes to financial statements.

                            GLENDALE HOSIERY COMPANY
                             Statement of Cash Flows
                          Year ended December 27, 1997


Cash flows from operating activities:
Net earnings                                                $ 1,718,385
Adjustments to reconcile net earnings to net cash
    provided by operating activities:
    Depreciation and amortization                               833,737
    Decrease in trade accounts receivable                       415,880
    Increase in inventories                                    (636,340)
    Decrease in other assets                                    191,072
    Decrease in accounts payable                               (633,793)
    Increase in accrued expenses                                (84,997)
                                                            -----------
      Net cash provided by operating activities               1,803,944
                                                            -----------

Cash flows from investing activities:
    Capital expenditures                                       (201,980)
    Proceeds from sale of equipment                              66,734
                                                            -----------
      Net cash used in investing activities                    (135,246)
                                                            -----------

Cash flows from financing activities:
    Net increase in revolving line of credit                    655,944
    Payments on long-term debt                               (1,524,800)
    Bank overdrafts                                              23,201
    Shareholder distributions                                  (822,385)
                                                            -----------
      Net cash used in financing activities                  (1,668,040)
                                                            -----------
      Net increase in cash                                          658

Cash at beginning of year                                        20,316
                                                            -----------

Cash at end of year                                         $    20,974
                                                            ===========

Supplemental disclosure of cash flow information -
    cash paid during the year for interest                  $   841,234
                                                            ===========

See accompanying notes to financial statements.

                            GLENDALE HOSIERY COMPANY
                          Notes to Financial Statements
                                December 27, 1997


1.       Nature of Business and Significant Accounting Policies

         A.       Description of Business

                  Glendale Hosiery Company (the "Company") is a manufacturer of women's hosiery headquartered in Silver City, North Carolina. The Company's private label products are sold nationwide primarily to mass merchandisers and specialty stores.

         B.       Accounts Receivable

                  The Company grants credit to customers under credit terms that are customary in the industry. The Company provides allowances for doubtful accounts, claims, and discounts based upon historical trends and periodic evaluation of the accounts.

         C.       Inventories

                  Inventories are valued at the lower of cost (first-in, first-out method) or market.

         D.       Property, Plant, and Equipment

                  Property, plant, and equipment are recorded at cost. Depreciation is computed principally using the straight-line method based on the following estimated useful lives of the related assets: buildings and improvements, ten years; machinery and equipment, seven years; furniture and fixtures, five years; and leasehold improvements over the lesser of the lease term or their useful lives. Expenditures for maintenance and repairs are charged to expense as incurred.

         E.       Leasehold Improvements

                  Leasehold improvements are amortized over a ten-year period using the straight-line method.

         F.       Income Taxes

                  The Company has elected S Corporation status for income tax purposes. Pursuant to the S Corporation election, federal and state income taxes are the responsibility of the Company's shareholders. Accordingly, no income tax provision is included in the Company's financial statements.

                            GLENDALE HOSIERY COMPANY
                          Notes to Financial Statements


         G.       Fiscal Year

                  The Company's fiscal year ends on the final Saturday in December. Fiscal year 1997 includes 52 weeks.

         H.       Use of Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         I.       Stock Options

                  Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123. There were no stock option grants in the current year.

         J.       Revenue Recognition

                  Sales are recognized at the time the related goods are shipped from the Company's facilities.

                            GLENDALE HOSIERY COMPANY
                          Notes to Financial Statements


2.     Inventories

       Inventories at December 27, 1997 are as follows:



               Finished goods                                   $ 3,579,239
               Work in progress                                   2,952,216
               Raw materials and supplies                         1,519,221
                                                                -----------
                                                                $ 8,050,676
                                                                ===========


3.     Property, Plant, and Equipment

       Property, plant, and equipment at December 27, 1997 are as follows:


               Land                                                  66,067
               Buildings                                          1,173,378
               Machinery and equipment                          $10,742,653
               Leasehold improvements                             2,845,325
               Furniture and fixtures                               540,792
                                                                -----------
                                                                 15,368,215
               Less accumulated depreciation and amortization    11,911,072
                                                                -----------

                    Net property and equipment                  $ 3,457,143
                                                                ===========

4.     Financing Arrangements

       The Company has a senior debt facility with a bank at December 27, 1997 which consists of a revolving line of credit and three term loans payable in varying installments. Under the provisions of the revolving line of credit, the Company can borrow up to specified percentages of accounts receivable and inventories (the borrowing base). The total amount outstanding on the revolving line of credit (plus the aggregate stated amount of outstanding bankers acceptance drafts at any one time) may not exceed the lesser of $8,450,000 or the borrowing base. Interest accrues at the bank's prime rate (8.5% at December 27, 1997) plus .75% to 1.25%. Borrowings under the revolving line of credit are due upon

                            GLENDALE HOSIERY COMPANY
                          Notes to Financial Statements


       demand, and accordingly, the amount outstanding at December 27, 1997 of $7,864,228 is classified as a current liability in the balance sheet. The revolving line of credit agreement expires on April 30, 1998, and provides for automatic one-year renewal periods thereafter, subject to provisions whereby both the Company and the bank have the right of termination (see note 10).

       Substantially all of the Company's assets are pledged to the bank under the revolving credit and term loan obligations.

       The senior debt facility includes certain restrictive covenants. Under the more restrictive of these covenants, the Company must maintain a minimum level of working capital and specified cash flow coverage and debt-to-equity ratios. In addition, dividend payments are restricted to amounts required to fund shareholder income tax liabilities arising from the allocation of the Company's taxable income under the S Corporation election, capital expenditures are restricted to specified levels and limits are placed on the reacquisition of Company stock. The Company was in compliance with all covenants as of December 27, 1997.

                            GLENDALE HOSIERY COMPANY
                          Notes to Financial Statements


Long-term debt as of December 27, 1997 consists of the following:


Term loan to bank, payable in monthly installments of $45,833, plus interest at the bank's prime rate plus 3/4%,
   through April 1998                                               $   183,333
Second term loan to bank, payable in monthly installments
   of $32,500, plus interest at the bank's prime rate plus
   1-1/4%, through April 1998                                           130,000
Third term loan to bank, payable in monthly installments
   of $10,417, plus interest at the bank's prime rate plus
   3/4%, through June 1998                                               62,500
Equipment term loan, noninterest bearing, payable in
   monthly installments of $41,800 through January 1998                  41,800
                                                                    -----------

        Total long-term debt - all current                          $   417,633
                                                                    ===========


5.      Stock Option Plan

        Under the Glendale 1987 Non-Qualified Stock Option Plan, options must be exercised within two years from date of grant. An aggregate of 10,000 shares of Class B common stock are reserved for issuance under the plan. During 1995, options for 1,250 shares of Class A common stock and 1,250 shares of Class B common stock were granted to a member of the Board of Directors at an option price of $30 per share. These options were fully vested upon grant. No options were granted in 1997, and as of December 27, 1997, no options had been exercised.

6.      Employee Benefit Plan

        The Company has a 401(k) defined contribution plan (Glendale Hosiery Company Retirement Savings Plan). All employees of the Company are eligible to participate in this plan. The Company, at its discretion, may annually match a percentage of the employees' contribution. The Company's matching contribution to the plan for the year ended December 27, 1997 was $55,702.

                            GLENDALE HOSIERY COMPANY
                          Notes to Financial Statements


7.      Commitments

        Leases

        The Company has operating lease agreements related to equipment and a plant building. Equipment lease terms are for five years. The building lease-agreement is for five years and provides for seven five-year renewal options. Under the terms of the building lease agreement, the Company pays utilities, insurance, taxes, and maintenance costs.

        The future commitments under the noncancelable operating leases are:


               Year ending December,
               1998                                               $ 110,491
               1999                                                 110,491
               2000                                                  52,360
               2001                                                  37,380
               2002                                                  31,246
               Thereafter                                            30,050
                                                                  ---------
                    Total minimum lease payments                  $ 372,018
                                                                  =========


        Rent expense for year ended December 27, 1997 was $152,255.

8.      Major Customers

        Net sales for the year ended December 27, 1997 included $20,922,002 and $15,154,341, respectively, to two major customers.

9.      Fair Value of Financial Instruments

        The following summarizes certain information regarding the fair value of the Company's financial instruments at December 31, 1997:

              Cash, trade accounts receivable, and accounts payable - The carrying value approximates fair value because of the short-term maturity of these instruments.

                            GLENDALE HOSIERY COMPANY
                          Notes to Financial Statements


              Revolving line of credit and current portion of long-term debt Substantially all of the Company's revolving credit and long-term debt bears interest at variable rates which management believes are commensurate with rates currently available on similar debt. Accordingly, the carrying value approximates fair value.

10.     Subsequent Event (Unaudited)

        On March 24, 1998, the Company sold substantially all of its assets and transferred substantially all of its liabilities to Ithaca Industries, Inc. pursuant to an Asset Purchase Agreement dated March 13, 1998. Under the terms of the agreement, the Company received consideration, including cash, Ithaca Industries, Inc. common stock, and a subordinated note receivable.

INDEPENDENT AUDITORS' REPORT


Board of Directors
Glendale Hosiery Company
Siler City, North Carolina


We have audited the accompanying balance sheets of Glendale Hosiery Company (the "Company") as of December 28, 1996 and December 30, 1995, and the related statements of earnings, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Glendale Hosiery Company as of December 28, 1996 and December 30, 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP
-------------------------

Charlotte, NC
February 17, 1997

GLENDALE HOSIERY COMPANY

BALANCE SHEETS
DECEMBER 28, 1996 AND DECEMBER 30, 1995


ASSETS (NOTE 5)                                        1996           1995
---------------                                        ----           ----

CURRENT ASSETS:
   Cash                                           $     20,316   $     14,139
   Trade accounts receivable, less allowance
     for doubtful accounts of $16,000 and
     $4,000, respectively                            5,774,313      5,387,360
   Inventories (Note 2)                              7,414,336      6,987,588
   Current portion of note receivable from
     shareholder (Note 4)                               75,000         75,000
   Other                                                85,307        141,849
     Total current assets                           13,369,272     12,605,936

PROPERTY, PLANT AND EQUIPMENT
   (Note 3)                                          4,155,631      4,029,105

NOTE RECEIVABLE FROM SHAREHOLDER
   (Note 4)                                                            75,000

OTHER ASSETS                                            35,939         47,326

TOTAL ASSETS                                      $ 17,560,842   $ 16,757,367



LIABILITIES AND SHAREHOLDERS' EQUITY                   1996           1995
------------------------------------                   ----           ----

CURRENT LIABILITIES:
  Revolving line of credit (Note 5)               $  7,208,284   $  7,373,179
  Current portion of long-term debt                  1,524,800      1,498,840
  Accounts payable                                   3,490,407      2,662,164
  Accrued salaries, wages and related items            323,758        195,223
  Accrued expenses - other                             412,147        298,885
                                                    ----------     ----------
    Total current liabilities                       12,959,396     12,028,291
                                                    ----------     ----------

LONG-TERM DEBT - Less current portion
  (Note 5)                                             417,633      1,440,834

COMMITMENTS (Note 9)

SHAREHOLDERS' EQUITY (Note 6)
  Preferred stock, $1 par value; authorized
    100,000 shares, none issued
  Common stock:
    Class A, $1 par value, voting - authorized,
      100,000 shares; issued and outstanding,
      33,750 shares                                     33,750         33,750
    Class B, $1 par value, voting - authorized,
      100,000 shares; issued and outstanding,
      43,750 shares                                     43,750         43,750
    Additional paid-in capital                         647,500        647,500
    Retained earnings                                3,458,813      2,563,242
                                                    ----------     ----------
      Total shareholders' equity                     4,183,813      3,288,242
                                                    ----------     ----------

TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY                                           $17,560,842    $16,757,367
                                                   ===========    ===========

GLENDALE HOSIERY COMPANY


STATEMENTS OF EARNINGS
YEARS ENDED DECEMBER 28, 1996 AND DECEMBER 30, 1995


                                                   1996              1995
                                                   ----              ----

NET SALES (Note 10)                            $ 48,256,446      $ 44,425,767

COST OF GOODS SOLD                               43,302,890        40,000,562
                                               ------------      ------------
GROSS PROFIT                                      4,953,556         4,425,205

SELLING, GENERAL AND ADMINISTRATIVE
(Note 8)                                         (2,582,871)       (2,530,407)

INTEREST EXPENSE                                   (877,251)       (1,103,870)

PROCEEDS FROM LIFE INSURANCE (Note 7)                               2,005,588

OTHER INCOME (EXPENSE)                              115,135          (124,048)
                                               ------------      ------------

NET EARNINGS                                   $  1,608,569      $  2,672,468
                                               ============      ============

See notes to financial statements

GLENDALE HOSIERY COMPANY


STATEMENTS OF SHAREHOLDERS' EQUITY
YEARS ENDED DECEMBER 28, 1996 AND DECEMBER 30, 1995


                                           Class A                     Class B
                                         common stock                common stock           Additional
                                                                                              paid-in     Retained
                                    Shares           Amount     Shares           Amount       capital     earnings
                                    ------           ------     ------           ------       -------     --------
BALANCE,
DECEMBER 31, 1994                   35,000         $ 35,000     45,000         $ 45,000      $720,000     $633,750

Shares repurchased                  (1,250)          (1,250)    (1,250)          (1,250)      (72,500)

Shareholder distribution                                                                                  (742,976)

Net earnings                                                                                             2,672,468
                                    ------           ------     ------           ------       -------    ---------

BALANCE,
DECEMBER 30, 1995                   33,750           33,750     43,750           43,750       647,500    2,563,242

Shareholder distributions                                                                                 (712,998)

Net earnings                                                                                             1,608,569
                                    ------           ------     ------           ------       -------    ---------
BALANCE,
DECEMBER 28, 1996                   33,750         $ 33,750     43,750           43,750      $647,500   $3,458,813
                                    ======           ======     ======           ======      ========   ==========

See notes to financial statements

GLENDALE HOSIERY COMPANY

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 28, 1996 AND DECEMBER 30, 1995


                                                                                    1996              1995
                                                                                    ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net earnings                                                                  $ 1,608,569       $ 2,672,468
                                                                                 -----------       -----------
   Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation and amortization                                                 1,115,282         1,164,254
     (Gain) loss on disposal of equipment                                              8,821           (20,715)
     Increase in trade accounts receivable                                          (386,953)         (339,890)
     Increase in inventories                                                        (426,748)       (1,291,673)
     Decrease in other current assets                                                 56,542            68,099
     Decrease in other assets                                                         11,387           145,038
     Increase in accounts payable                                                    828,243           277,646
     Decrease (increase) in accrued salaries, wages and related items                128,535           (13,826)
     Increase in accrued expenses - other                                            113,262            16,218
                                                                                   ---------         ---------
         Net adjustments                                                           1,448,371             5,151
                                                                                   ---------         ---------
         Net cash provided by operating activities                                 3,056,940         2,677,619
                                                                                   ---------         ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                             (758,029)       (1,005,089)
   Proceeds from sale of equipment                                                     9,000            20,848
   Proceeds from repayment of shareholder note                                        75,000
                                                                                   ---------         ---------
         Net cash used in investing activities                                      (674,029)         (984,241)
                                                                                   ---------         ---------

CASH FLOWS FROM FINANCING ACTIVITIES;
   Net increase (decrease) in revolving line of credit                              (164,895)          720,389
   Payments on long-term debt                                                     (1,498,841)       (2,350,160)
   Long-term borrowings                                                                                750,000
   Shareholder distributions                                                        (712,998)         (742,976)
   Repurchase of shares                                                                                (75,000)
                                                                                   ---------         ---------
         Net cash used in financing activities                                    (2,376,734)       (1,697,747)
                                                                                   ---------         ---------

NET INCREASE (DECREASE) IN CASH                                                        6,177            (4,369)

CASH, BEGINNING OF YEAR                                                               14,139            18,508
                                                                                   ---------         ---------

CASH, END OF YEAR                                                                 $   20,316       $    14,139
                                                                                  ==========       ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
    INFORMATION - Cash paid during the year for interest                          $  805,251       $ 1,103,870
                                                                                  ==========       ===========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES - Noncash purchases of machinery and equipment totaled $501,600 and $506,600 in 1996 and 1995, respectively.

See notes to financial statements.

GLENDALE HOSIERY COMPANY

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 28, 1996 AND DECEMBER 30, 1995


1.    NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

      Glendale Hosiery Company (the "Company") is a manufacturer of women's hosiery headquartered in Siler City, North Carolina. The Company's private label products are sold nationwide primarily to mass merchandisers and specialty stores.

      INVENTORIES - Inventories are valued at the lower of cost (first-in, first-out method) or market.

      PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are recorded at cost. Depreciation is computed principally by the straight-line method based on the estimated useful lives of the related assets. Expenditures for maintenance and repairs are charged to expense as incurred.

      LEASEHOLD INTERESTS - Leasehold interests are amortized over a ten year period using the straight-line method.

      INCOME TAXES - The Company has elected S Corporation status for income tax purposes. Pursuant to the S Corporation election, federal and state income taxes are the responsibility of the Company's shareholders. Accordingly, no income tax provision is included in the financial statements.

      FISCAL YEAR - The Company's fiscal year ends on the final Saturday in December. Fiscal year 1996 and 1995 include 52 weeks.

      USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.    INVENTORIES

      Inventories at December 28, 1996 and December 30, 1995 are as follows:


                                                       1996             1995
                                                       ----             ----

               Finished goods                       $2,751,778       $1,425,748
               Work in process                       3,277,022        2,296,247
               Raw materials and supplies            1,385,536        3,265,593
                                                    ----------       ----------
               Total                                $7,414,336       $6,987,588
                                                    ==========       ==========

3.    PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment at December 28, 1996 and December 30, 1995 is as follows:


                                                       1996             1995
                                                       ----             ----

Land                                               $    66,067      $    66,067
Buildings                                            1,142,520        1,090,331
Machinery and equipment                             10,723,691        9,599,395
Leasehold improvements                               2,793,266        2,756,941
Furniture and fixtures                                 507,424          478,416
                                                    ----------       ----------
Total                                               15,232,968       13,991,150
Less accumulated depreciation and amortization      11,077,337        9,962,045
                                                    ----------       ----------

Total                                              $ 4,155,631      $ 4,029,105
                                                   ===========      ===========


4.    NOTE RECEIVABLE FROM SHAREHOLDER

      During 1993, the Company loaned $300,000 to its principal shareholder, of which $75,000 remains outstanding at December 28, 1996 from the shareholder's estate. The final installment payment of $75,000 is due in 1997. The note bears interest at 6%, and is collateralized by a deed of trust on certain real estate.

5.    FINANCING ARRANGEMENTS

      The senior debt facility with a bank at December 30, 1995 consists of a revolving line of credit and three term loans payable in varying installments. Under the provisions of the revolving line of credit, the Company can borrow up to specified percentages of accounts receivable and inventories (the borrowing base). The total amount outstanding on the revolving line of credit (plus the aggregate stated amount of outstanding bankers acceptance drafts at any one time) may not exceed the lesser of $8,450,000 or the borrowing base. Interest is at the bank's prime rate (8-1/2% at December 28, 1996) plus 3/4%. Borrowings under the agreement are due upon demand and, accordingly, the amounts outstanding of $7,208,284 at December 28, 1996 and $7,373,179 at December 30, 1995 are
      classified as current liabilities within the balance sheets.

      The line of credit agreement expires on April 30, 1997, and the agreement provides for automatic one year renewal periods thereafter, subject to provisions whereby both the Company and the bank have the right of termination. Long-term debt as of December 28, 1996 and December 30, 1995 consists of the following:


                                                         1996            1995
                                                         ----            ----

Term loan to bank, payable in monthly installments
    of $45,833, plus interest at the bank's prime
    rate plus 3/4%, through April 1998                $  733,333      $1,283,334
Second term loan to bank, payable in monthly
    installments of $32,500, plus interest at the
    bank's prime rate plus 1-1/4%, through April
    1998                                                 520,000         910,000
Third term loan to bank, payable in monthly
    installments of $10,417, plus interest at the
    bank's prime rate plus 3/4%, through June
    1998                                                 187,500         312,500
Equipment term loan, non-interest bearing,
    payable in monthly installments of $41,800
    through January 1998                                 501,600
Equipment term loans repaid in 1996                            -         433,840
                                                     -----------      ----------
Total                                                  1,942,433       2,939,674
Less current portion                                   1,524,800       1,498,840
                                                     -----------      ----------

Long-term portion                                    $   417,633      $1,440,834
                                                     ===========      ==========

    Substantially all of the Company's assets are pledged to the bank under the revolving credit and term loan obligations.

    The senior debt facility includes certain restrictive covenants. Under the more restrictive of these covenants, the Company must maintain a minimum level of working capital and specified cash flow coverage and debt to equity ratios. In addition, dividend payments are restricted to amounts required to fund shareholder income tax liabilities arising from the allocation of the Company's taxable income under the S Corporation election, capital expenditures are restricted to specified levels and limits are placed on the reacquisition of Company stock. The Company was in violation of the covenant restricting 1996 capital expenditures and has received a waiver from the bank.

    Aggregate annual principal payments applicable to long-term debt as of December 28, 1996 are:


               1997                                    $1,524,800
               1998                                       417,633
                                                       ----------

               Total                                   $1,942,433
                                                       ==========

6.    STOCK OPTION PLAN

      Under the Glendale 1987 Non-Qualified Stock Option Plan, options must be exercised within two years from date of grant. An aggregate of 10,000 shares of Class B common stock are reserved for issuance under the plan, with an option price of $10 per share. During 1995, options for 1,250 shares of Class A common stock and 1,250 shares of Class B common stock were granted to a member of the Board of Directors at an option price of $30 per share. These options were fully vested upon grant. No compensation expense was recorded in 1995 relating to the options granted. No options were granted in 1996, and as of December 28, 1996, no options had been exercised.

      During 1996, the Company adopted Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. As provided under the provisions of this Statement, the Company has chosen to retain the previous methodology of calculating compensation expense on stock options granted as provided by Accounting Principles Board Opinion ("APB") No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. The fair value of the stock options granted in 1995 calculated using Statement No. 123 did not differ materially from that calculated by the Company in 1995 using APB No. 25.

7.    LIFE INSURANCE PROCEEDS

      During 1995, the Company received proceeds of $2,005,588 on life insurance policies.

8.    EMPLOYEE BENEFIT PLAN

      The Company has a 401(k) defined contribution plan (Glendale Hosiery Company Retirement Savings Plan). All employees of the Company are eligible to participate in this plan. The Company's contribution to the plan for the years ended December 28, 1996 and December 30, 1995, was $57,122 and $53,780, respectively.

9.    COMMITMENTS

      LEASES - The Company has operating lease agreements covering equipment and a plant building. Equipment lease terms are for five years. The plant building lease required quarterly payments through December 31, 1991, with a six-year moratorium on payments starting January 1, 1992. Thereafter, the lease agreement provides for eight five-year renewal options. Under the terms of the lease agreement, the Company pays utilities, insurance, taxes and maintenance costs.

      The future commitments under the noncancelable operating leases are:


               1997                                       $  73,386
               1998                                          62,979
               1999                                          36,392
               2000                                           9,869
                                                          ---------
               Total                                      $ 182,626

      Rent expense for years ended December 28, 1996 and December 30, 1995 was $90,141 and $81,365, respectively.

10.   MAJOR CUSTOMERS

      Net sales for the year ended December 28, 1996 includes $20,198,653 and $17,261,784, respectively, to two major retail customers. Net sales for the year ended December 30, 1995 includes $19,300,847 and $16,969,823, respectively, to these customers.

         The following Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended January 31, 1998 gives effect to the acquisition of Glendale and the refinancing of Ithaca Industries, Inc. long-term debt (the "Transactions") as if each had occurred at the beginning of the period presented. The following Unaudited Pro Forma Condensed Consolidated Balance Sheet as of January 31, 1998 gives effect to the Transactions as if each occurred on January 31, 1998.

         The Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared using the purchase method of accounting for the Glendale acquisition, whereby the total cost is allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values as of the acquisition date. For purposes of the Unaudited Pro Forma Condensed Consolidated Financial Statements, such allocations have been made based upon currently available information and management's estimates.

         The Unaudited Pro Forma Condensed Consolidated Financial Statements for the year ended January 31, 1998 are based on the respective audited financial statements for the fiscal year ended January 31, 1998 of the Company and the fiscal year ended December 27, 1997 of Glendale Hosiery Company.

         The Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to represent what the results of operations or financial position of the Company would actually have been if any of the Transactions had occurred on such dates or to project the results of operations or financial position of the Company for any future date or period.



                            ITHACA INDUSTRIES, INC.
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                 (in thousands)

                                                 1/31/98          12/27/97
                                                  Ithaca          Glendale           Adjustments          Pro Forma
                                                  ------          --------           -----------          ---------
ASSETS:
Current Assets:
   Cash and Cash Equivalents                    $    680                21                  (701) a/             --
   Trade Accounts Receivable, Net                 21,561             5,358                    --             26,919
   Inventories                                    57,036             8,051                    --             65,087
   Prepaid Expenses and Other
      Current Assets                                 667                 5                    --                672
                                                 -------           -------                                  -------
      Total Current Assets                        79,944            13,435                  (701)            92,678

Net Property, Plant, and
   Equipment                                      34,115             3,457                 1,059 b/          38,631
Other Assets                                       1,931                --                 5,975 b/c/         7,906
                                                 -------           -------               -------            -------
   Total Assets                                 $115,990            16,892                 6,333            139,215
                                                 =======           =======               =======            =======


STOCKHOLDERS' EQUITY
   AND LIABILITIES:
Current Liabilities:
   Bank Overdraft                                     --             1,045                   625 a/           1,670
   Current Installments of Long
      Term Debt                                       13             8,282                (7,895)a/             400
   Accounts Payable                               10,102             1,834                   249 c/          12,185
   Accrued Payroll and Related
      Expenses                                     7,860                                                      7,860
   Income Taxes Payable                            3,667                                                      3,667
   Other Accrued Expenses                          6,806               651                  (147)b/           7,310
                                                 -------           -------               -------            -------
      Total Current Liabilities                   28,448            11,812                (7,168)            33,092

Long Term Debt Due to
   Related Parties                                20,036                --               (19,200)a/             836
Long Term Debt Due to Non
   Related Parties                                33,483                --                36,517 a/          70,000
Deferred Income Taxes                             13,128                --                    --             13,128
                                                 -------           -------               -------            -------
      Total Liabilities                           95,095            11,812                10,149            117,056


STOCKHOLDERS' EQUITY:
Common Stock                                         100                78                   (74) b/ d/         104
Additional Paid In Capital                        22,016               647                   613  b/ d/      23,276
Accumulated Deficit                               (1,221)            4,355                (4,355) b/         (1,221)
                                                 -------           -------               -------            -------
   Total Stockholders' Equity                     20,895             5,080                (3,816)            22,159

Total Liabilities &
   Stockholders' Equity                         $115,990            16,892                 6,333            139,215
                                                 =======           =======               =======            =======

                                      F-23
a/ Reflects impact of the sources and uses of funds related to the Company's cash and debt from the refinancing and Glendale acquisition.

b/ Reflects the estimated allocation of the purchase price for the acquisition of Glendale's identifiable assets and liabilities based upon preliminary estimates of their fair value, with a remainder of approximately $2.8 million allocated to goodwill.

c/ Reflects adjustments for debt issuance costs incurred in connection with the refinancing.

d/ Reflects impact of issuance of 400,000 shares of common stock in connection with the Glendale acquisition.

                             ITHACA INDUSTRIES, INC.
         Unaudited Pro Forma Condensed Consolidated Statement of Income
                 (in thousands except share and per share data)
                           Year ended January 31, 1998


                                                  Ithaca          Glendale           Adjustments          Pro Forma
                                                  ------          --------           -----------          ---------
Net Sales                                    $   237,021            46,967                    --            283,988
Cost of Sales                                    202,368            39,677                   183 a/         242,228
                                                 -------           -------               -------            -------
   Gross Profit                                   34,653             7,290                  (183)            41,760

Selling, General and
   Administrative Expenses                        26,052             4,964                   230 b/          31,246
                                                 -------           -------               -------            -------
   Operating Income                                8,601             2,326                  (413)            10,514

Interest Expense - Related                         1,781                --                (1,707)c/              74
Interest Expense - Non
   Related                                         5,094               834                 1,813 c/           7,741
Other Income                                         613               226                    --                839
                                                 -------           -------               -------            -------
   Income Before Income
      Taxes                                        2,339             1,718                  (519)             3,538

Income Tax Expense                                   803                --                   420 d/           1,223

   Net Income                                $     1,536             1,718                  (939)             2,315
                                                 =======           =======               =======            =======
   Basic and Dilutive Net
      Income Per Common
      Share                                  $       .15                                                $       .22
                                                 =======                                                    =======

   Weighted-Average                           10,000,000                                 400,000 e/      10,400,000
      Common Shares
      Outstanding

-------------------

a/ Reflects pro forma depreciation expense associated with fair value adjustment to acquired fixed assets.

b/ Reflects pro forma amortization expense related to goodwill and other intangibles associated with the acquisition.

c/ Reflects (i) pro forma interest expense assuming a 10% rate for subordinated notes payable to former Glendale shareholders issued in connection with the acquisition and (ii) pro forma interest expense assuming an effective rate of approximately 11.2% in connection with the Refinancing.

d/    Reflects pro forma tax expense assuming an effective rate of 35%.

e/ Reflects impact of issuance of 400,000 shares of common stock in connection with the Glendale acquisition.

                                      F-25